EXHIBIT 10.30
                       FIRST AMENDMENT TO LEASE AGREEMENT

THIS FIRST AMENDMENT TO LEASE AGREEMENT ( "First Amendment" ) dated October 15, 1996 is between University Associates, Ltd. ( "Landlord" ) and Anda Generics, Inc.

                                    RECITALS

A. Landlord and Tenant entered into that certain Lease ( "Lease" ), on April 24, 1996 for that certain space known as Store #21 in that shopping center known as University Park Plaza.

B. Landlord and Tenant now desire to amend the Lease Agreement as provided in this First Amendment.

                                    AGREEMENT

NOW THEREFORE, in consideration of the sum of Ten Dollars ($10.00) by each party in hand paid to the other, the receipt and sufficiency whereof is hereby expressly acknowledged by each party to the other, the terms and conditions hereof, and other good and valuable consideration, it is agreed as follows:

1. Demised premises as defined in Paragraph 2.1 of the lease and on the Face Page of the lease shall be amended to add on additional 12,278 square feet to lessee's demised premises consisting of spaces #16 and 17 to the North, #26 and #27 to the South as shown on Exhibit A to this Amendment. The approximate store size as defined on the Face Page of the lease shall increase from 6,182 square feet to 18,460 square feet. Landlord hereby approves Tenant's proposed improvements, that shall be completed by Tenant, at its sole cost and expense, substantially in accordance with those certian plans and specifications prepared by Sam Engel, Jr. AIA, dated 9/25/96, a copy of which has been provided by Tenant to Landlord. Prior to Tenants improvement of the balance of the expansion space, Tenant shall submit to Landlord, for its approval, plans and specifications showing improvements needed for Tenants occupancy.

2. The minimum annual rent as defined in Paragraph 6.2 of the lease shall be amended as:

              Base Rent   $ 166,140.00  annually
                          $  13,845.00  monthly

3. Pursuant to Paragraphs #7 and #9 of the lease, lessee's estimated prorota contribution toward common area maintenance and real estate taxes shall be amended to be:

              CAM    26,767.00  annually
                      2,230.58  monthly
              RET    27,136.20  annually
                      2,261.35  monthly

4. The initial term of the original premises shall be amended and coterminous with the expansion spaces for a period of one year. This new term for all spaces and the rent for the expansion spaces shall commence on November 15, 1996 and end on November 14, 1997. Notwhithstanding anything contained herein to the contrary, the two(2) six(6) month options previously granted to Tenant pursuant to the terms of the Lease, shall remain in full force and effect, and shall now apply to the entire demised premises of 18,460 square feet.

5. Tenant acknowledges and reaffirms that the rent is due and payable on the first day of each calendar month.

6. All other terms and conditions of the Lease Agreement shall remain in full force and effect.

        IN WITNESS WHEREOF, the parties have executed this Lease on the respective dates indicated below.

WITNESSES:                                 LANDLORD:

________________________                    BY: /s/ JEFFREY L. BRANDON
                                                General Partner
                                                University Associates, Ltd.

________________________                    Dated: Octobet 22, 1996

WITNESSES:                                  TENANT: Anda Generics, Inc.

/s/ COLLEEN MERLINO                         BY:/s/ SCOTT LODIN, V.P.